Exhibit 99.1

Inter-Office Memorandum

To:	Team Members Granted Options to Purchase Common Stock of Winn-Dixie Stores, Inc. and/or Restricted Stock Units

From:	Anita Dahlstrom-Gutel

Subject:	Treatment of Options and Restricted Stock Units in Connection with the Upcoming Merger and Payment Election Form

Date:	February 10, 2012

This memorandum is designed to communicate how the options and restricted Stock units granted to you under our Equity Incentive Plans will be treated upon the close of the proposed merger between Winn-Dixie Stores, Inc, and BI-LO, LLC and allow you the option of electing the manner in which payment will be made. Please read this information carefully.

I.	The Merger

Winn-Dixie Stores, Inc. (Winn-Dixie) expects to complete the contemplated merger (the Merger) with an affiliate of BI-LO, LLC (together with its affiliates, Acquirer) shortly after the special meeting of the stockholders, which is scheduled for March 9, 2012. In the Merger, Acquirer will purchase outstanding shares of Winn-Dixie common stock for $9.50 per share in accordance with the Merger Agreement (the Merger Agreement), dated December 16, 2011, by and among Winn-Dixie, Opal Holdings, LLC and Opal Merger Sub, LLC. The date the Merger closes is referred to as the Closing Date.

Options. Pursuant to the Merger Agreement, each option granted under the 2012 Equity Incentive Plan, the 2010 Equity Incentive Plan or the 2007 Equity Incentive Plan (the Company Plans) outstanding immediately prior to the “Effective Time” of the Merger (as defined in the Merger Agreement) and that is vested or that, upon completion of the Merger, will automatically vest in accordance with its terms, will be cancelled and each holder will be entitled to receive, for each share of stock subject to an option, a cash payment equal to the excess of the $9.50 merger consideration over the exercise price for that option (the Option Consideration). So, for example, if you hold Winn-Dixie stock options with an exercise price of $7.50 to purchase 1,000 shares, then you would be entitled to a cash payment of $2 per share, or $2,000. If the exercise price of your options is equal to or greater than $9.50 (such that the option is “out of the money”), then no cash payment will be due when the option is cancelled. Any Option Consideration payable to you will be treated as taxable compensation income and subject to ordinary income and

Winn-Dixie Stores, Inc.         |         5050 Edgewood Court        |         Jacksonville, Florida 32254         |         Phone (904) 783-5478

Treatment of Options and Restricted Stock Units

in Connection with the Upcoming Merger and Payment Election Form employment withholding taxes. We currently expect that any Option Consideration payable to you will be paid (less applicable withholding) no later than the third business day following the Closing Date.

Outstanding Unvested Restricted Stock Units. Pursuant to the Merger Agreement, each Restricted Stock Unit granted under the Company Plans that is outstanding and unvested immediately prior to the Effective Time and that, upon completion of the Merger, will automatically vest in accordance with its terms, will become fully vested with respect to 100% of the shares set forth in the agreement granting the applicable Restricted Stock Unit (without regard to any performance-based vesting condition). Each such vested Restricted Stock Unit will be cancelled at the Effective Time, and each holder will be entitled to receive an amount in cash equal to the $9.50 per share of common stock merger consideration (the Restricted Stock Unit Consideration). Any Restricted Stock Unit Consideration payable to you will be treated as taxable compensation income and subject to ordinary income and employment withholding taxes. We currently expect that any Restricted Stock Unit Consideration payable to you will be paid (less applicable withholding) no later than the third business day following the Closing Date.

Vested Restricted Stock Units. To the extent your Restricted Stock Units granted under the Company Plans became vested, you received shares of common stock. Each share of common stock attributable to your vested Restricted Stock Units, if outstanding immediately prior to the Effective Time, will be converted into the right to receive an amount in cash equal to the $9.50 per share of common stock merger consideration. However, because you have already paid payroll taxes on the shares of common stock attributable to your vested Restricted Stock Units, the payment you are due to receive will be paid outside of the process outlined herein. If your shares of common stock attributable to your vested Restricted Stock Units are in an account with Morgan Stanley Smith Barney, you may contact the Morgan Stanley Smith Barney customer service line at 888-297-7108 for instructions on how to receive this payment. If such shares are in an account with another brokerage firm, please contact them directly for payment instructions.

All aspects of your equity awards are governed by the terms and provisions of the Merger Agreement, the applicable Company Plan, your particular award agreement(s), and not by this memorandum. This means that, if there is a conflict between anything in this memorandum and the Merger Agreement, the applicable Company Plan or your particular award agreement(s), such documents, and not this memorandum, will govern. Your receipt of this memorandum does not give you any right, express or

Treatment of Options and Restricted Stock Units

in Connection with the Upcoming Merger and Payment Election Form implied, of continued employment with Winn-Dixie or any of its affiliates or of receipt of any particular value derived from an equity award. Further, you are urged to consult your tax advisors as to the particular consequences to you under federal, state and local, and applicable foreign tax laws of your equity awards.

To ensure compliance with U.S. Internal Revenue Service Circular 230, option and restricted stock unit holders are hereby notified that any discussion of U.S. federal tax matters set forth in this letter was written in connection with the promotion or marketing of the Merger, and was not intended to be used, and cannot be used, by any purchaser for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

II.	Payment of Option and Restricted Stock Unit Consideration

Winn-Dixie will automatically pay Option and/or Restricted Stock Unit Consideration (less applicable withholding) by way of its payroll process and in the manner you currently receive your regular payroll payments. As such, if Winn-Dixie pays your regular payroll payments by way of a payroll check, your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding) will be paid in the same manner. If Winn-Dixie pays your regular payroll payments by way of a direct deposit, your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding) will be paid in the same manner. If you want to receive your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding) in a manner other than the manner in which you receive your regular payroll payments, please complete the Payment Election Form included with this memorandum. If you want to receive your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding) in the same manner as you receive your regular payroll payments, you do not need to do anything.

In order to process any election to change the manner in which you wish to receive your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding), sign and return the Payment Election Form to Winn-Dixie as indicated on the Payment Election Form no later than Monday, February 27, 2012. Payment Election Forms received after Monday, February 27, 2012, will not be processed and you will receive your Option and/or Restricted Stock Unit Consideration payment (less applicable withholding) in the same manner as your regular payroll payments.

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Treatment of Options and Restricted Stock Units

in Connection with the Upcoming Merger and Payment Election Form

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statement regarding the merger, which has been filed with the SEC.

PAYMENT ELECTION FORM

WE MUST RECEIVE YOUR COMPLETED FORM BY MONDAY, FEBRUARY 27, 2012, OR OPTION AND/OR RESTRICTED STOCK UNIT CONSIDERATION PAYMENT (LESS APPLICABLE WITHHOLDING) WILL BE MADE IN THE MANNER YOU CURENTLY RECEIVE YOUR REGULAR PAYROLL PAYMENT.

A.	If you wish to receive your payment by Direct Deposit (or if you currently receive Direct Deposit for payroll but wish to receive payment at an account other than your default payment account), check the following box and provide the additional information set forth in this Section A:

☐	Direct Deposit

The undersigned requests payment be made by wire transfer to the following account. Attach cancelled check and sign below.

Your Name:

Name of Bank:	Address:

Bank ABA No.:	Account No.:

*	Attach cancelled check here.

B.	If you wish to receive your payment by check, check the following box and provide the additional information set forth in this Section B:

☐	Check by Mail

The undersigned requests payment be made by check sent to the following address.

Your Name:

Street Address:

City:	State:	Zip Code:

Country:

* * * * * * * * * * *

If you have any questions please contact Arlene Godfrey, Director of Compensation, at (904) 370-7147.

Signature:

Date:

Mail, fax or email your executed and completed Payment Election Form to:

Mail:	Fax:	e-mail:
Arlene Godfrey	(904) 783-5558	arlenegodfrey@winn-dixie.com
Director of Compensation
Winn-Dixie Stores, Inc.
5050 Edgewood Court
Jacksonville, Florida 32254

Winn-Dixie Stores, Inc.         |         5050 Edgewood Court        |         Jacksonville, Florida 32254         |         Phone (904) 783-5478